UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 8, 2013	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1135 Terminal Way, Suite 207B
Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 8, 2013, Silver Reserve Corp. (“SRC”), a wholly-owned subsidiary of Infrastructure Materials Corp. (the “Company”), executed a Sale and Purchase Agreement dated March 5, 2013 (the “Sale Agreement”) with International Millennium Mining Inc. (“IMMI”) pursuant to which SRC will sell to IMMI (a) all of its interest in 18 unpatented lode mineral claims, known as the “NL Extension Project,” and (b) all of its interest in the Option and Joint Venture Agreement dated February 25, 2011 (as amended) between SRC and IMMI (the “Nivloc Option Agreement”) which covers IMMI’s and the Company’s interests in the NL Extension Project and 104 lode claims that were staked by IMMI, all situated in the Red Mountain area of the Silver Peak mining district in Esmeralda County, Nevada. Upon closing, the Nivloc Option Agreement will terminate. The consideration to be given by IMMI to SRC pursuant to the Sale Agreement is US$425,000 payable at closing, which is to occur on or before April 30, 2013.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1	Sale and Purchase Agreement dated March 5, 2013

99.2	Press Release dated March 11, 2013 entitled “Infrastructure Materials Corp. to Sell 100% Interest in Nivloc Property”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

March 11, 2013	/s/ Anne Macko
Name: Anne Macko
Title: Secretary